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                                                                  EXHIBIT 99.02

                        FIRST AMENDMENT TO LOAN AGREEMENT

     THIS FIRST AMENDMENT TO LOAN AGREEMENT, dated as of October 30, 2000 (this "FIRST AMENDMENT"), between PHOENIX SP HILTON LLC, a Delaware limited liability company, S.F. HILTON, INC., a Delaware corporation, CHIGAGO HILTON LLC, a Delaware limited liability company, SHORT HILLS HILTON LLC, a Delaware limited liability company, and MCLEAN HILTON LLC, a Delaware limited liability company, each having an address at c/o Hilton Hotels Corporation, 9336 Civic Center Drive, Beverly Hills, California 90210 (collectively, "BORROWER") and MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL INC., a New York corporation, having an address at 1585 Broadway, New York, New York 10036 ("LENDER").

                              W I T N E S S E T H:

     WHEREAS, Borrower and Secore Financial Corporation ("SECORE") are parties to that certain Loan Agreement dated as of September 27, 2000 (the "LOAN AGREEMENT"), pursuant to which Secore made a loan to Borrower (the "LOAN") in the original principal amount of $500,000,000;

     WHEREAS, Secore has assigned to Lender all of its right, title and interest in and to the Loan; and

     WHEREAS, Lender and Borrower have agreed in the manner hereinafter set forth to modify the terms of the Loan Agreement.

     NOW, THEREFORE, in pursuance of such agreement and for good and valuable consideration, Borrower and Lender hereby agree as follows:

     1.   Borrower acknowledges that Lender has elected pursuant to Section
2.3.3 of the Loan Agreement to change the Maturity Date from the Maturity Date stated in the Loan Agreement to the Effective Maturity Date stated in the Loan Agreement. Accordingly, all references to the Maturity Date in the Loan Agreement shall hereafter mean October 1, 2010, and all provisions of Loan Documents with respect to periods after the Effective Maturity Date shall no longer apply.

     2. The first sentence of Section 6.1.1 of the Loan Agreement is amended to add the words "except that the the installation of custom ceramic roll-in showers at the Chicago Hilton shall be performed within three (3) years of the Closing Date" to the end of said sentence.

     3. Section 4.1.6(c)(i) is deleted in its entirety and the following substituted therefor:

     (i) quarterly and year-to-date unaudited statement of income and expense and year-to-date unaudited statement of cash flow on a combined basis for Borrower with a balance sheet for such quarter for Borrower. Such financial statements shall be accompanied by an unaudited combining balance sheet and income statement of Borrower with detail for each individual property.


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     4.   As amended by this First Amendment, all terms, covenants and provisions of the Loan Agreement and the other Loan Documents shall remain in full force and effect as first written.

     5. Unless otherwise defined in this First Amendment, terms defined in the Loan Agreement shall have their defined meanings when used herein.

     6. This First Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

     7. This First Amendment shall inure to the benefit of and be binding upon Borrower and Lender, and their respective successors and assigns.

     8. This First Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

                         [NO FURTHER TEXT ON THIS PAGE]

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     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to
Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.


                                       BORROWER:


                                       PHOENIX SP HILTON LLC,
                                       a Delaware limited liability company

                                       By:  Hilton Spring Corporation,
                                            a Delaware corporation,
                                            its Manager



                                            By:
                                               -------------------------------
                                               Name:   Jonathan A. Benowitz
                                               Title:  Vice President


                                       S.F. HILTON, INC.,
                                       a Delaware corporation



                                       By:
                                           ---------------------------------
                                           Name:   Jonathan A. Benowitz
                                           Title:  Vice President


                                       CHICAGO HILTON LLC,
                                       a Delaware limited liability company

                                       By:  Hilton Spring Corporation,
                                            a Delaware corporation,
                                            its Manager



                                            By:
                                               -------------------------------
                                               Name:   Jonathan A. Benowitz
                                               Title:  Vice President



                   [Signatures continue on the following page]

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                                       SHORT HILLS HILTON LLC,
                                       a Delaware limited liability company

                                       By:  Hilton Spring Corporation,
                                            a Delaware corporation,
                                            its Manager



                                            By:
                                               -------------------------------
                                               Name:   Jonathan A. Benowitz
                                               Title:  Vice President


                                       MCLEAN HILTON LLC,
                                       a Delaware limited liability company

                                       By:  Hilton Spring Corporation,
                                            a Delaware corporation,
                                            its Manager



                                            By:
                                               -------------------------------
                                               Name:   Jonathan A. Benowitz
                                               Title:  Vice President


                                       LENDER:

                                       MORGAN STANLEY DEAN WITTER
                                       MORTGAGE CAPITAL INC., a New York
                                       corporation



                                       By:
                                           -----------------------------------
                                           Name:
                                           Title: